UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 12, 2018 (March 8, 2018)

DOWDUPONT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o The Dow Chemical Company 2030 Dow Center Midland, MI 48674		c/o E. I. du Pont de Nemours and Company 974 Centre Road Wilmington, DE 19805

(Address of principal executive offices)(Zip Code)

(989) 636-1000	(302) 774-1000

(Registrant’s telephone numbers, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2018, DowDuPont Inc. (the “Company”) announced that, effective April 1, 2018, Andrew N. Liveris will no longer serve as the Company’s Executive Chairman, and Jeff Fettig, current co-Lead Independent Director of the Company, will become a non-employee Executive Chairman of the Company. Mr. Liveris will continue to serve as a director of the Company until July 1, 2018, at which time he will retire from the Company and the Board of Directors as previously announced.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2018, the Board of Directors of the Company approved an amendment to Article V, Sections 5.1 and 5.6 of the Amended and Restated Bylaws of the Company to provide that a non-employee director may serve in the Executive Chairman role and not be designated or serve as an executive officer. The text of the amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

3.1	Text of the Amendment to the Amended and Restated Bylaws of the Company.

99.1	Press Release, dated March 12, 2018.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Text of the Amendment to the Amended and Restated Bylaws of the Company.

99.1	Press Release, dated March 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWDUPONT INC.
(Registrant)
By:	/s/ Jeanmarie F. Desmond
Name:	Jeanmarie F. Desmond
Title:	Co-Controller

By:	/s/ Ronald C. Edmonds
Name:	Ronald C. Edmonds
Title:	Co-Controller

Date: March 12, 2018